Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Third Quarter 2018 Financial Results and 2018 Guidance
THIRD QUARTER 2018 HIGHLIGHTS

•	Revenues increased $22.1 million, or 12.5%, to $198.4 million in Q3 2018 from $176.4 million in Q3 2017.

•	Net income from continuing operations increased $4.1 million, or 99.6%, to $8.2 million in Q3 2018 from $4.1 million in Q3 2017.

•	Adjusted EBITDA(7), a non-GAAP measure, increased $3.3 million, or 15.2%, to $24.7 million in Q3 2018 from $21.5 million in Q3 2017.

•	Diluted earnings per share from continuing operations increased $0.18, or 94.7%, to $0.37 in Q3 2018 from $0.19 in Q3 2017.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, increased $0.21, or 48.8%, to $0.64 in Q3 2018 from $0.43 in Q3 2017.
YEAR TO DATE 2018 HIGHLIGHTS AND 2018 GUIDANCE

•	Revenues increased $43.0 million, or 7.9%, to $589.7 million for the first nine months of 2018, compared to $546.6 million for the same period in 2017.

•
Net income from continuing operations was $10.9 million for the first nine months of 2018, compared to net loss from continuing operations of $141.2 million for the same period in 2017, which included a non-cash pretax goodwill impairment charge of $209.6 million related to the company's Healthcare segment.

•	Adjusted EBITDA(7), a non-GAAP measure, was $63.1 million for the first nine months of 2018, compared to $73.1 million for the same period in 2017.

•
Diluted earnings per share from continuing operations was $0.50 for the first nine months of 2018, compared to diluted loss per share from continuing operations of $6.59 for the first nine months of 2017.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $1.42 for the first nine months of 2018, compared to $1.47 for the first nine months of 2017.

•	Huron updates full year 2018 guidance, including revenue expectations in a range of $775.0 million to $790.0 million.
CHICAGO - October 30, 2018 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the third quarter ended September 30, 2018.
"Revenues grew 13% over the prior year quarter, driven by organic growth in each of our three operating segments," said James H. Roth, chief executive officer and president of Huron. "Our third quarter results reflect the continued execution of our strategy and the impact of our talented team in helping our clients respond to rapidly changing business environments."
THIRD QUARTER 2018 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $22.1 million, or 12.5%, to $198.4 million for the third quarter of 2018, compared to $176.4 million for the third quarter of 2017.
Net income from continuing operations increased $4.1 million, or 99.6%, to $8.2 million for the third quarter of 2018, compared to $4.1 million for the same period last year. Diluted earnings per share from continuing operations increased $0.18, or 94.7%, to $0.37 for the third quarter of 2018, compared to $0.19 for the third quarter of 2017.
Third quarter 2018 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) increased $4.2 million, or 21.4%, to $23.8 million, compared to $19.6 million in the same period last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2018	2017
Restructuring charges	$(31)	$1,347
Other losses, net	$887	$880
Amortization of intangible assets	$5,934	$8,834
Non-cash interest on convertible notes	$2,070	$1,974
Loss on sale of business	$32	$—
Tax effect	$(2,312)	$(5,100)
Tax benefit related to the enactment of Tax Cut and Jobs Act of 2017	$(747)	$—
Tax benefit related to "check-the-box" election	$—	$(2,748)
Foreign currency transaction losses (gains)	$9	$(385)
Adjusted EBITDA(7) increased $3.3 million, or 15.2%, to $24.7 million, or 12.5% of revenues, in the third quarter of 2018, compared to $21.5 million, or 12.2% of revenues, in the same quarter last year. Adjusted net income from continuing operations(7) increased $4.8 million, or 51.1%, to $14.1 million, or $0.64 per diluted share, for the third quarter of 2018, compared to $9.3 million, or $0.43 per diluted share, for the same period in 2017.
The average number of full-time billable consultants(2) increased 5.7% to 2,163 in the third quarter of 2018 from 2,047 in the same quarter last year. Full-time billable consultant utilization rate(3) was 77.8% during the third quarter of 2018, compared to 75.1% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $210 for the third quarter of 2018, compared to $202 for the third quarter of 2017. The average number of full-time equivalent professionals(6) was 296 in the third quarter of 2018, compared to 275 for the same period in 2017.
YEAR-TO-DATE 2018 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $43.0 million, or 7.9%, to $589.7 million for the first nine months of 2018, compared to $546.6 million for the first nine months of 2017. Revenues for the first nine months of 2018 included $6.4 million of incremental revenues due to the full period impact of Huron's acquisition of Innosight Holdings, LLC, which was completed in March 2017.
Net income from continuing operations was $10.9 million for the first nine months of 2018, compared to net loss from continuing operations of $141.2 million for the same period last year. Diluted earnings per share from continuing operations was $0.50 for the first nine months of 2018, compared to diluted loss per share from continuing operations of $6.59 for the same prior year period.
EBITDA(7) was $59.4 million for the first nine months of 2018, compared to loss before interest, taxes, depreciation and amortization(7) of $140.2 million in the comparable period last year.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2018	2017
Restructuring charges	$2,665	$5,295
Other gains, net	$(4,990)	$(222)
Amortization of intangible assets	$18,233	$26,432
Goodwill impairment charge	$—	$209,600
Non-cash interest on convertible notes	$6,138	$5,853
Loss (gain) on sale of businesses	$5,863	$(931)
Tax effect	$(7,109)	$(70,362)
Tax benefit related to the enactment of Tax Cut and Jobs Act of 2017	$(615)	$—
Tax benefit related to "check-the-box" election	$—	$(2,748)
Foreign currency transaction losses (gains)	$196	$(449)
Adjusted EBITDA(7) was $63.1 million, or 10.7% of revenues, in the first nine months of 2018, compared to $73.1 million, or 13.4% of revenues, in the comparable period last year. Adjusted net income from continuing operations(7) was $31.1 million, or $1.42 per diluted share, for the first nine months of 2018, compared to $31.7 million, or $1.47 per diluted share, for the comparable period in 2017.
The average number of full-time billable consultants(2) increased 6.5% to 2,142 in the first nine months of 2018, compared to 2,012 in the same period last year. Full-time billable consultant utilization rate(3) was 76.8% for the first nine months of 2018, compared to 74.6% in the same period last year. Average billing rate per hour for full-time billable consultants(4) was $207 for the first nine months of 2018, compared to $206 for the same prior year period. The average number of full-time equivalent professionals(6) was 279 in the first nine months of 2018, compared to 272 for the comparable period in 2017.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2018 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (46%); Business Advisory (29%); and Education (25%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2018.
OUTLOOK FOR 2018(9)
Based on currently available information, the company updated its outlook for full year 2018. The company now anticipates full year 2018 revenues before reimbursable expenses in a range of $775.0 million to $790.0 million. The company also anticipates net income in a range of $18.0 million to $22.0 million, EBITDA in a range of $84.0 million to $90.0 million, and adjusted EBITDA in a range of $88.0 million to $94.0 million. GAAP diluted earnings per share is expected in a range of $0.82 to $0.98, and non-GAAP adjusted diluted earnings per share is expected in a range of $2.02 to $2.18.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
THIRD QUARTER 2018 WEBCAST
The company will host a webcast to discuss its financial results today, October 30, 2018, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed at Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
ABOUT HURON
Huron is a global consultancy that helps its clients drive growth, enhance performance and sustain leadership in the markets they serve. The company partners with clients to develop strategies and implement solutions that enable the transformative change its clients need to own their future. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” "guidance," or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2017, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues and reimbursable expenses:
Revenues	$198,448	$176,376	$589,671	$546,643
Reimbursable expenses	21,296	17,982	59,648	55,862
Total revenues and reimbursable expenses	219,744	194,358	649,319	602,505
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	128,596	113,775	388,956	343,185
Amortization of intangible assets and software development costs	1,009	2,657	3,195	8,388
Reimbursable expenses	21,246	18,079	59,710	55,901
Total direct costs and reimbursable expenses	150,851	134,511	451,861	407,474
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	45,915	41,576	138,481	132,137
Restructuring charges	(31)	1,347	2,665	5,295
Other losses (gains), net	887	880	(4,990)	(222)
Depreciation and amortization	8,561	9,946	26,281	28,549
Goodwill impairment charge	—	—	—	209,600
Total operating expenses and other losses (gains), net	55,332	53,749	162,437	375,359
Operating income (loss)	13,561	6,098	35,021	(180,328)
Other income (expense), net:
Interest expense, net of interest income	(4,628)	(4,880)	(14,636)	(13,811)
Other income (expense), net	707	930	(5,131)	3,204
Total other expense, net	(3,921)	(3,950)	(19,767)	(10,607)
Income (loss) from continuing operations before taxes	9,640	2,148	15,254	(190,935)
Income tax expense (benefit)	1,391	(1,984)	4,365	(49,740)
Net income (loss) from continuing operations	8,249	4,132	10,889	(141,195)
Income (loss) from discontinued operations, net of tax	228	238	(304)	690
Net income (loss)	$8,477	$4,370	$10,585	$(140,505)
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.38	$0.19	$0.50	$(6.59)
Income (loss) from discontinued operations, net of tax	0.01	0.01	(0.01)	0.03
Net income (loss)	$0.39	$0.20	$0.49	$(6.56)
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.37	$0.19	$0.50	$(6.59)
Income (loss) from discontinued operations, net of tax	0.01	0.01	(0.02)	0.03
Net income (loss)	$0.38	$0.20	$0.48	$(6.56)
Weighted average shares used in calculating earnings per share:
Basic	21,745	21,505	21,683	21,413
Diluted	22,110	21,622	21,947	21,413
Comprehensive income (loss):
Net income (loss)	$8,477	$4,370	$10,585	$(140,505)
Foreign currency translation adjustments, net of tax	(579)	609	(1,499)	1,835
Unrealized gain (loss) on investment, net of tax	(852)	(2,200)	4,473	(1,669)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	206	23	821	(4)
Other comprehensive income (loss)	(1,225)	(1,568)	3,795	162
Comprehensive income (loss)	$7,252	$2,802	$14,380	$(140,343)

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$9,025	$16,909
Receivables from clients, net	108,747	101,778
Unbilled services, net	75,290	57,618
Income tax receivable	1,754	4,039
Prepaid expenses and other current assets	13,328	10,951
Total current assets	208,144	191,295
Property and equipment, net	41,164	45,541
Deferred income taxes, net	14,028	16,752
Long-term investment	45,948	39,904
Other non-current assets	32,035	25,375
Intangible assets, net	53,703	72,311
Goodwill	645,543	645,750
Total assets	$1,040,565	$1,036,928
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,979	$9,194
Accrued expenses and other current liabilities	21,016	20,144
Accrued payroll and related benefits	83,069	73,698
Accrued contingent consideration for business acquisitions	8,003	8,515
Deferred revenues	30,043	27,916
Total current liabilities	152,110	139,467
Non-current liabilities:
Deferred compensation and other liabilities	22,837	20,895
Accrued contingent consideration for business acquisitions, net of current portion	4,886	14,313
Long-term debt, net of current portion	315,691	342,507
Deferred lease incentives	14,110	15,333
Deferred income taxes, net	1,058	1,097
Total non-current liabilities	358,582	394,145
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,104,739 and 24,560,468 shares issued at September 30, 2018 and December 31, 2017, respectively	244	241
Treasury stock, at cost, 2,549,822 and 2,443,577 shares at September 30, 2018 and December 31, 2017, respectively	(124,169)	(121,994)
Additional paid-in capital	446,649	434,256
Retained earnings	192,984	180,443
Accumulated other comprehensive income	14,165	10,370
Total stockholders’ equity	529,873	503,316
Total liabilities and stockholders’ equity	$1,040,565	$1,036,928

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$10,585	$(140,505)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,965	37,881
Share-based compensation	12,840	11,711
Amortization of debt discount and issuance costs	7,721	7,604
Goodwill impairment charge	—	209,600
Allowances for doubtful accounts and unbilled services	573	3,812
Deferred income taxes	179	(51,062)
Loss (gain) on sale of businesses	5,863	(931)
Change in fair value of contingent consideration liabilities	(2,463)	(222)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
(Increase) decrease in receivables from clients, net	(9,103)	9,025
(Increase) decrease in unbilled services, net	(16,714)	(12,251)
(Increase) decrease in current income tax receivable / payable, net	1,400	(32)
(Increase) decrease in other assets	(3,768)	(1,802)
Increase (decrease) in accounts payable and accrued liabilities	186	1,850
Increase (decrease) in accrued payroll and related benefits	9,445	(21,928)
Increase (decrease) in deferred revenues	2,158	(318)
Net cash provided by operating activities	48,867	52,432
Cash flows from investing activities:
Purchases of property and equipment, net	(6,662)	(20,139)
Investment in life insurance policies	(1,689)	(1,826)
Distributions from life insurance policies	—	2,889
Purchases of businesses, net of cash acquired	(215)	(106,915)
Capitalization of internally developed software costs	(3,611)	(938)
Proceeds from note receivable	1,040	177
Divestitures of businesses	(2,359)	1,499
Net cash used in investing activities	(13,496)	(125,253)
Cash flows from financing activities:
Proceeds from exercise of stock options	703	—
Shares redeemed for employee tax withholdings	(3,091)	(4,450)
Proceeds from borrowings under credit facility	179,800	241,000
Repayments of debt	(213,674)	(170,082)
Payments for debt issuance costs	(1,385)	(395)
Deferred acquisition payments	(5,494)	(1,811)
Net cash provided by (used in) financing activities	(43,141)	64,262
Effect of exchange rate changes on cash	(114)	192
Net decrease in cash and cash equivalents	(7,884)	(8,367)
Cash and cash equivalents at beginning of the period	16,909	17,027
Cash and cash equivalents at end of the period	$9,025	$8,660

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2018	2017
Healthcare:
Revenues	$90,417	$79,582	13.6%
Operating income	$26,640	$25,778	3.3%
Segment operating income as a percentage of segment revenues	29.5%	32.4%
Business Advisory:
Revenues	$57,175	$55,372	3.3%
Operating income	$11,815	$12,832	(7.9)%
Segment operating income as a percentage of segment revenues	20.7%	23.2%
Education:
Revenues	$50,856	$41,422	22.8%
Operating income	$15,014	$7,762	93.4%
Segment operating income as a percentage of segment revenues	29.5%	18.7%
Total Company:
Revenues	$198,448	$176,376	12.5%
Reimbursable expenses	21,296	17,982	18.4%
Total revenues and reimbursable expenses	$219,744	$194,358	13.1%
Statements of Operations reconciliation:
Segment operating income	$53,469	$46,372	15.3%
Items not allocated at the segment level:
Other operating expenses	30,460	29,448	3.4%
Other losses, net	887	880	0.8%
Depreciation and amortization	8,561	9,946	(13.9)%
Total operating income	13,561	6,098	122.4%
Other expense, net	(3,921)	(3,950)	(0.7)%
Income from continuing operations before taxes	$9,640	$2,148	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	829	761	8.9%
Business Advisory	775	830	(6.6)%
Education	618	536	15.3%
Total	2,222	2,127	4.5%
Average number of full-time billable consultants (for the period) (2):
Healthcare	821	741
Business Advisory	735	779
Education	607	527
Total	2,163	2,047

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended September 30,
Other Operating Data (continued):	2018	2017
Full-time billable consultant utilization rate (3):
Healthcare	81.2%	80.3%
Business Advisory	74.4%	72.9%
Education	77.3%	70.9%
Total	77.8%	75.1%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$211	$190
Business Advisory (5)	$213	$209
Education	$205	$210
Total (5)	$210	$202
Revenue per full-time billable consultant (in thousands):
Healthcare	$76	$69
Business Advisory	$74	$67
Education	$74	$69
Total	$75	$68
Average number of full-time equivalents (for the period) (6):
Healthcare	228	214
Business Advisory	28	26
Education	40	35
Total	296	275
Revenue per full-time equivalent (in thousands):
Healthcare	$123	$134
Business Advisory	$99	$108
Education	$149	$138
Total	$124	$132

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2018	2017
Healthcare:
Revenues	$271,812	$261,261	4.0%
Operating income	$78,172	$83,580	(6.5)%
Segment operating income as a percentage of segment revenues	28.8%	32.0%
Business Advisory:
Revenues	$170,790	$157,753	8.3%
Operating income	$35,031	$34,890	0.4%
Segment operating income as a percentage of segment revenues	20.5%	22.1%
Education:
Revenues	$147,069	$127,629	15.2%
Operating income	$37,694	$31,772	18.6%
Segment operating income as a percentage of segment revenues	25.6%	24.9%
Total Company:
Revenues	$589,671	$546,643	7.9%
Reimbursable expenses	59,648	55,862	6.8%
Total revenues and reimbursable expenses	$649,319	$602,505	7.8%
Statements of Operations reconciliation:
Segment operating income	$150,897	$150,242	0.4%
Items not allocated at the segment level:
Other operating expenses	94,585	92,643	2.1%
Other gains, net	(4,990)	(222)	N/M
Depreciation and amortization expense	26,281	28,549	(7.9)%
Goodwill impairment charge (1)	—	209,600	N/M
Total operating income (loss)	35,021	(180,328)	N/M
Other expense, net	(19,767)	(10,607)	86.4%
Income (loss) from continuing operations before taxes	$15,254	$(190,935)	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	829	761	8.9%
Business Advisory	775	830	(6.6)%
Education	618	536	15.3%
Total	2,222	2,127	4.5%
Average number of full-time billable consultants (for the period) (2):
Healthcare	802	805
Business Advisory	761	710
Education	579	497
Total	2,142	2,012

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (continued):	2018	2017
Full-time billable consultant utilization rate (3):
Healthcare	81.6%	76.6%
Business Advisory	71.7%	73.2%
Education	76.8%	73.6%
Total	76.8%	74.6%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$205	$200
Business Advisory (5)	$212	$207
Education	$203	$215
Total (5)	$207	$206
Revenue per full-time billable consultant (in thousands):
Healthcare	$229	$211
Business Advisory	$214	$212
Education	$222	$226
Total	$222	$215
Average number of full-time equivalents (for the period) (6):
Healthcare	215	215
Business Advisory	23	21
Education	41	36
Total	279	272
Revenue per full-time equivalent (in thousands):
Healthcare	$409	$427
Business Advisory	$355	$342
Education	$447	$419
Total	$410	$420

(1)
The non-cash goodwill impairment charge is not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.

(2)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)
Beginning in the third quarter of 2018, the average billing rate per hour excludes the number of hours charged on internal assignments by consultants within Huron Eurasia India to provide a more meaningful average billing rate charged to external clients. Prior year periods have been revised for consistent presentation.

Absent the hours worked by the Huron Eurasia India consultants on internal assignments, the average billing rate per hour for Business Advisory for the first, second, and third quarters of 2018 were $209, $215, and $213, respectively; compared to $209, $203, and $209 for the same prior year periods. The average billing rate per hour for Business Advisory for both the six months ended June 30, 2018 and the nine months ended September 30, 2018 was $212, compared to $206 and $207 for the six months ended June 30, 2017 and the nine months ended September 30, 2017, respectively.
Absent the hours worked by the Huron Eurasia India consultants on internal assignments, Huron's consolidated average billing rate per hour for the first, second, and third quarters of 2018 were $206, $205, and $210, respectively; compared to $219, $199, and $202 for the same prior year periods. Huron's consolidated average billing rate per hour for the six months ended June 30, 2018 and the nine months ended September 30, 2018 was $205 and $207, respectively; compared to $209 and $206 for the same prior year periods.

(6)
Consists of cultural transformation consultants within the Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$198,448	$176,376	$589,671	$546,643
Net income (loss) from continuing operations	$8,249	$4,132	$10,889	$(141,195)
Add back:
Income tax expense (benefit)	1,391	(1,984)	4,365	(49,740)
Interest expense, net of interest income	4,628	4,880	14,636	13,811
Depreciation and amortization	9,570	12,603	29,476	36,937
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (7)	23,838	19,631	59,366	(140,187)
Add back:
Restructuring charges	(31)	1,347	2,665	5,295
Other losses (gains), net	887	880	(4,990)	(222)
Goodwill impairment charge	—	—	—	209,600
Loss (gain) on sale of businesses	32	—	5,863	(931)
Foreign currency transaction losses (gains), net	9	(385)	196	(449)
Adjusted EBITDA (7)	$24,735	$21,473	$63,100	$73,106
Adjusted EBITDA as a percentage of revenues (7)	12.5%	12.2%	10.7%	13.4%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) from continuing operations	$8,249	$4,132	$10,889	$(141,195)
Weighted average shares – diluted	22,110	21,622	21,947	21,413
Diluted earnings (loss) per share from continuing operations	$0.37	$0.19	$0.50	$(6.59)
Add back:
Restructuring charges	(31)	1,347	2,665	5,295
Other losses (gains), net	887	880	(4,990)	(222)
Amortization of intangible assets	5,934	8,834	18,233	26,432
Goodwill impairment charge	—	—	—	209,600
Non-cash interest on convertible notes	2,070	1,974	6,138	5,853
Loss (gain) on sale of businesses	32	—	5,863	(931)
Tax effect	(2,312)	(5,100)	(7,109)	(70,362)
Tax benefit related to the enactment of Tax Cut and Jobs Act of 2017	(747)	—	(615)	—
Tax benefit related to "check-the-box" election	—	(2,748)	—	(2,748)
Total adjustments, net of tax	5,833	5,187	20,185	172,917
Adjusted net income from continuing operations (7)	$14,082	$9,319	$31,074	$31,722
Adjusted weighted average shares - diluted (8)	22,110	21,622	21,947	21,585
Adjusted diluted earnings per share from continuing operations (7)	$0.64	$0.43	$1.42	$1.47

(7)
In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(8)
As the company reported a net loss for the nine months ended September 30, 2017, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for that period. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2018 OUTLOOK
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (9)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2018
	Guidance Range
	Low	High
Projected revenues - GAAP	$775.0	$790.0
Projected net income - GAAP	$18.0	$22.0
Add back:
Income tax expense	8.0	10.0
Interest expense, net of interest income	19.0	19.0
Depreciation and amortization	39.0	39.0
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (9)	84.0	90.0
Add back:
Restructuring charges	3.0	3.0
Other gains, net	(5.0)	(5.0)
Loss on sale of business	6.0	6.0
Projected adjusted EBITDA (9)	$88.0	$94.0
Projected adjusted EBITDA as a percentage of projected revenues (9)	11.4%	11.9%
RECONCILIATION OF NET INCOME
TO ADJUSTED NET INCOME (9)
(In millions, except per share amounts)
(Unaudited)

	Year Ending
	December 31, 2018
	Guidance Range
	Low	High
Projected net income - GAAP	$18.0	$22.0
Projected diluted earnings per share - GAAP	$0.82	$0.98
Add back:
Restructuring charges	3.0	3.0
Other gains, net	(5.0)	(5.0)
Amortization of intangible assets	24.0	24.0
Non-cash interest on convertible notes	8.0	8.0
Loss on sale of business	6.0	6.0
Tax effect	(10.0)	(10.0)
Total adjustments, net of tax	26.0	26.0
Projected adjusted net income (9)	$44.0	$48.0
Projected adjusted diluted earnings per share (9)	$2.02	$2.18

(9)
In evaluating the company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income, and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income and projected diluted earnings per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.